Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
February 3, 2009

RECORD OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 3, 2009 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter ended December 31, 2008, including an 11.6% increase in revenues and an 8.9% increase in Funds From Operations (“FFO”) per share compared to the same period for 2007. Additionally, the company announced a 25.2% increase in revenues and a 6.4% increase in FFO per share for the year ended December 31, 2008 compared to the same period for 2007. Highlights include:

Operating Results:

•	Revenues, net earnings and FFO available to common stockholders:

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(in thousands, except per share data)
Revenues	$57,244	$51,307	$226,516	$180,875
Net earnings available to common stockholders	$27,172	$32,669	$116,297	$150,325
Net earnings per common share (diluted)	$0.35	$0.46	$1.56	$2.26
FFO available to common stockholders	$37,950	$32,150	$148,284	$124,113
FFO per common share (diluted)	$0.49	$0.45	$1.99	$1.87

•	Investment Portfolio occupancy was 96.7% at December 31, 2008.

2008 Highlights:

•	FFO per share increased 6.4% to a record high of $1.99

•	Dividends per share increased from $1.40 to $1.48 marking the 19th consecutive year of dividend increases—one of only 170 public companies with a dividend increase record of 19 or more years

•	Maintained balance sheet flexibility including $123.3 million of common equity issuance at an average price of $22.04 per share

•	Invested $355 million in 109 properties in our Investment Portfolio

•	Portfolio grew to over 1,000 properties for the first time in Company history

•	In June 2008, Moody’s Investors Service upgraded the Company’s senior unsecured debt rating to Baa2 and the preferred stock rating to Baa3

450 S. Orange Ave., Suite 900 | Orlando, FL 32801
(800) NNN-REIT | www.nnnreit.com

Investments and Dispositions for the quarter ended December 31, 2008:

•	Investments:

o	$33.2 million in the Investment Portfolio, including acquiring 12 properties with an aggregate 57,000 square feet of gross leasable area

o	$0.9 million of development funding in the Inventory Portfolio

•	Dispositions:

o	Two Investment properties with an aggregate 10,000 square feet of gross leasable area, with net proceeds of $3.3 million, resulting in a gain of $0.8 million

o	One Inventory property with net proceeds of $0.6 million

Investments and Dispositions for the year ended December 31, 2008:

•	Investments:

o	$355.1 million in the Investment Portfolio, including acquiring 109 properties with an aggregate 868,000 square feet of gross leasable area

o	$29.6 million in the Inventory Portfolio, including acquiring seven properties and funding $5.8 million of development

•	Dispositions:

o	19 Investment properties with an aggregate 290,000 square feet of gross leasable area, with net proceeds of $59.8 million, resulting in a gain of $10.0 million

o	25 Inventory properties with net proceeds of $153.0 million

Capital transactions for the quarter ended December 31, 2008:

•	Issued 30,142 shares of common stock generating $451,000 of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

•	Issued 3,450,000 shares of common stock at $23.05 per share, generating $75.9 million of net proceeds pursuant to an underwritten public offering

•

Repurchased $25.0 million of the Company’s outstanding 3.95% convertible senior notes due September 2026, which notes provide holders with a 2011 put option, for a discounted purchase price of $19.2 million

National Retail Properties also announced revised 2009 FFO guidance of $1.78 to $1.88 per share, before deduction of estimated additional non-cash interest expense of approximately 8 cents per share due to changes required in accounting for convertible debt interest for fiscal years beginning after December 15, 2008. This equates to net earnings before any gains or losses from the sale on investment properties of $1.25 to $1.35 per share plus $0.53 per share of expected real estate related depreciation and amortization and before deduction of estimated additional non-cash interest expense of approximately 8 cents per share due to changes required in accounting for convertible debt interest for fiscal years beginning after December 15, 2008. The guidance incorporates a reduction in anticipated 2009 property acquisitions from $200 million to $60 million. This guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “We are pleased with 2008’s record results despite the weak economic environment. In our opinion, 2009 will present difficult economic challenges and our guidance reflects this concern as our tenants are feeling the impact of weak consumer spending. However, our balance sheet is sound and we believe our dividend is secure.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2008, the company owned 1,005 Investment properties in 44 states with a gross leasable area of approximately 11.3 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 3, 2009 at 2:00 p.m. EDT to review these results. The call can be accessed on National Retail Properties, Inc. web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the year ended December 31, 2008. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Income Statement Summary
Revenues:
Rental and earned income	$52,916	$46,738	$210,402	$165,471
Real estate expense reimbursement from tenants	2,660	1,666	7,126	5,688
Interest and other income from real estate transactions	683	1,544	4,352	4,834
Interest income on commercial mortgage residual interests	985	1,359	4,636	4,882

	57,244	51,307	226,516	180,875

Disposition of real estate, Inventory Portfolio:
Gross proceeds	—	—	4,900	1,750
Costs	—	—	(4,879)	(1,418)

Gain	—	—	21	332

Operating expenses:
General and administrative	6,025	6,046	24,868	23,542
Real estate	3,459	2,589	10,532	8,102
Depreciation and amortization	12,419	9,716	44,743	31,843
Impairment—real estate	—	288	—	416
Impairment—commercial mortgage residual interests valuation	—	—	758	638

	21,903	18,639	80,901	64,541

Other expenses (revenues):
Interest and other income	(701)	(1,633)	(3,748)	(4,753)
Interest expense	13,659	13,909	58,483	49,286
Loss on interest rate hedge	—	—	804	—

	12,958	12,276	55,539	44,533

Income tax benefit	1,425	1,834	7,501	8,536
Minority interest	(350)	(56)	304	188
Equity in earnings of unconsolidated affiliate	83	49	364	49
Gain on extinguishment of debt	5,464	—	5,464	—

Earnings from continuing operations	29,005	22,219	103,730	80,906
Earnings from discontinued operations:
Real estate, Investment Portfolio	(415)	10,987	12,476	67,583
Real estate, Inventory Portfolio, net of income tax expense and minority interest	278	1,159	6,876	8,621

	(137)	12,146	19,352	76,204

Net earnings	28,868	34,365	123,082	157,110
Series C preferred stock dividends	(1,696)	(1,696)	(6,785)	(6,785)

Net earnings available to common stockholders—basic and diluted	$27,172	$32,669	$116,297	$150,325

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Weighted average common shares outstanding:
Basic	77,816	70,929	74,249	66,152

Diluted	78,010	71,205	74,522	66,408

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.35	$0.29	$1.31	$1.12
Discontinued operations	—	0.17	0.26	1.15

Net earnings	$0.35	$0.46	$1.57	$2.27

Diluted:
Continuing operations	$0.35	$0.29	$1.30	$1.11
Discontinued operations	—	0.17	0.26	1.15

Net earnings	$0.35	$0.46	$1.56	$2.26

Supplemental Information:
Selected Non-Cash Income Statement Items:
Straight-line rent	$(107)	$(638)	$(1,085)	$(2,689)

Net capital lease rent adjustment	$305	$377	$1,204	$2,130

Above (below) market rent amortization	$(64)	$(148)	$(611)	$(679)

Stock based compensation expense	$915	$671	$3,333	$2,641

Impairment—real estate	$1,563	$1,508	$5,660	$1,971

Impairment—mortgage residual interests	$—	$—	$758	$638

Amortization of debt costs	$885	$620	$3,079	$2,094

Capitalized interest expense	$(605)	$(1,099)	$(2,013)	$(3,719)

Non-real estate depreciation expense	$79	$72	$279	$326

Other Information:
Percentage rent	$705	$793	$1,268	$1,572

Net Inventory Portfolio gain on disposition (TRS)	$1	$1,807	$9,358	$11,013

Scheduled debt principal amortization (excluding maturities)	$308	$286	$1,190	$1,586

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Reconciliation of net earnings to FFO and FFO available to common stockholders:
Net earnings	$28,868	$34,365	$123,082	$157,110
Real estate depreciation and amortization:
Continuing operations	11,454	8,995	41,357	29,317
Discontinued operations	30	210	433	1,065
Joint venture real estate depreciation	44	28	177	31
Gain on disposition of real estate Investment Portfolio	(750)	(9,752)	(9,980)	(56,625)

FFO	39,646	33,846	155,069	130,898
Series C preferred stock dividends	(1,696)	(1,696)	(6,785)	(6,785)

FFO available to common stockholders—basic and diluted	37,950	32,150	148,284	124,113

FFO per share:
Basic	$0.49	$0.45	$2.00	$1.88

Diluted	$0.49	$0.45	$1.99	$1.87

Real Estate Disposition Summary

	Quarter Ended December 31,				Year Ended December 31,
	2008		2007		2008		2007
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Gain on disposition from continuing and discontinued operations as reported:
Continuing operations	—	$—	—	$—	1	$21	2	$332
Discontinued operations:
Investment Portfolio	2	750	10	9,752	19	9,980	37	56,625
Inventory Portfolio	1	1	5	1,924	24	12,644	69	11,801
Minority interest, Inventory Portfolio	—	—	—	(117)	—	(3,307)	—	(1,120)

	3	$751	15	$11,559	44	$19,338	108	$67,638

Reconciliation of gain on disposition by type:
Inventory Portfolio:
Development	1	$1	3	$1,781	6	$8,058	13	$6,245
Exchange	—	—	2	143	19	4,607	58	5,888
Minority interest, Development	—	—	—	(117)	—	(3,307)	—	(1,120)

Total Inventory gain (TRS)	1	1	5	1,807	25	9,358	71	11,013
Investment Portfolio	2	750	10	9,752	19	9,980	37	56,625

	3	$751	15	$11,559	44	$19,338	108	$67,638

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset or revenue generating inventory asset that was held for sale at December 31, 2008, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Earnings from Discontinued Operations—Investment Portfolio:
Revenues:
Rental and earned income	$135	$1,603	$2,940	$11,928
Real estate expense reimbursement from tenants	10	50	51	351
Interest and other income from real estate transactions	292	222	1,528	866

	437	1,875	4,519	13,145

Expenses:
General and administrative	2	—	(77)	(44)
Real estate	10	55	(60)	459
Depreciation and amortization	30	210	433	1,065
Impairment—real estate	1,563	375	1,730	710
Interest	(3)	—	(3)	(3)

	1,602	640	2,023	2,187

Gain on disposition of real estate	750	9,752	9,980	56,625

Earnings from discontinued operations	$(415)	$10,987	$12,476	$67,583

Earnings from Discontinued Operations—Inventory Portfolio:
Revenues:
Rental income	$1,882	$2,078	$10,765	$8,616
Real estate expense reimbursement from tenants	20	419	877	1,008
Interest and other income from real estate transactions	21	83	916	224

	1,923	2,580	12,558	9,848

Disposition of real estate:
Gross proceeds	615	12,594	151,713	164,338
Costs	(614)	(10,670)	(139,069)	(152,537)

Gain	1	1,924	12,644	11,801

Expenses:
General and administrative	(37)	39	35	78
Real estate	249	474	1,523	1,509
Depreciation and amortization	61	23	226	68
Impairment—real estate	—	844	3,930	844
Interest	1,371	1,147	5,283	3,923

	1,644	2,527	10,997	6,422

Income tax expense	(170)	(709)	(4,207)	(5,275)
Minority interest	168	(109)	(3,122)	(1,331)

Earnings from discontinued operations	$278	$1,159	$6,876	$8,621

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary	December 31, 2008	December 31, 2007
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$2,626	$27,499
Receivables, net of allowance	3,612	3,818
Investment in unconsolidated affiliate	4,927	4,139
Mortgages, notes and accrued interest receivable, net of allowance	60,472	73,162
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,357,894	2,055,846
Accounted for using the direct financing method	31,240	37,497
Real estate, Inventory Portfolio, held for sale	101,106	248,611
Commercial mortgage residual interests	22,000	24,340
Accrued rental income, net of allowance	23,972	24,652
Other assets	41,513	40,041

Total assets	$2,649,362	$2,539,605

Liabilities:
Line of credit payable	26,500	129,800
Mortgages payable	26,290	27,480
Notes payable—secured	—	12,000
Notes payable—convertible	381,535	172,500
Notes payable, net of unamortized discount	618,479	718,290
Other liabilities	53,134	69,916

Total liabilities	1,105,938	1,129,986
Minority interest	1,215	2,334
Stockholders’ equity	1,542,209	1,407,285

Total liabilities and equity	$2,649,362	$2,539,605

Common shares outstanding	78,415	72,528

Gross leasable area, Investment Portfolio (square feet)	11,251	10,610

Note 1: Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K, as amended.

Orange Avenue Mortgage Investments, Inc.

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has totaled over $26.5 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	December 31, 2008	December 31, 2007
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$405	$15,541
Receivables and other assets	39	1,417
Commercial mortgage residual interests	22,000	24,340

	$22,444	$41,298

Liabilities:
Notes payable—secured	$—	$12,000
Income tax liability	5,195	6,768
Other liabilities	49	145

	$5,244	$18,913

Minority interest	$578	$1,895

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Interest income on commercial mortgage residual interests	$985	$1,359	$4,636	$4,882
Interest and other income	1	333	218	1,722

	986	1,692	4,854	6,604
Expenses:
General and administrative	62	79	267	397
Amortization	—	52	35	218
Impairment—commercial mortgage residual interests valuation	—	—	758	638
Interest	—	575	200	2,382

	62	706	1,260	3,635

Income tax benefit	325	669	1,572	2,679
Minority interest	(143)	(203)	(650)	(689)

Net earnings	$1,106	$1,452	$4,516	$4,959

Note	1: Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K, as amended.

NNN Retail Properties Fund I LLC

(dollars in thousands)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	December 31, 2008	December 31, 2007
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$833	$30
Receivables	202	—
Real estate	74,463	65,413
Other assets	1,135	921

	$76,633	$66,364

Liabilities:
Notes payable	$43,600	$38,600
Other liabilities	1,677	180

Total liabilities	45,277	38,780

Members’ equity	31,356	27,584

Total liabilities and equity	$76,633	$66,364

	Quarter Ended December 31,	Year Ended December 31,
	2008	2008
	(unaudited)	(unaudited)
Revenues:
Rental income	$1,565	$6,192

Expenses:
General and administrative	142	347
Real estate	47	61
Depreciation and amortization	368	1,445
Interest	517	2,164

	1,074	4,017

Net earnings	$491	$2,175

Note 1: Amounts are derived from an audited consolidated financial statement.

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of December 31
	Line of Trade	2008 (1)	2007 (2)
1.	Convenience stores	25.7%	23.9%
2.	Automotive service	8.9%	5.2%
3.	Restaurants - full service	8.7%	10.3%
4.	Theaters	6.1%	4.2%
5.	Automotive parts	5.1%	4.9%
6.	Drug stores	4.0%	5.0%
7.	Books	4.0%	4.4%
8.	Restaurants - limited service	3.3%	3.7%
9.	Sporting goods	3.3%	3.9%
10.	Consumer electronics	3.2%	4.3%
11.	Family entertainment centers	3.0%	2.1%
12.	Grocery	2.6%	2.9%
13.	Furniture	2.5%	3.1%
14.	Office supplies	2.5%	2.8%
15.	Travel plazas	2.4%	3.0%
16.	Beer, wine and liquor	1.7%	2.1%
17.	Craft, fabric and novelty	1.3%	1.4%
18.	Home furnishings	1.3%	1.5%
19.	Auto dealerships	1.3%	2.1%
20.	General merchandise	1.3%	1.7%
	Other	7.8%	7.5%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	19.9%	6.	Georgia	5.1%
2.	Florida	9.8%	7.	Pennsylvania	4.2%
3.	Illinois	6.6%	8.	Indiana	4.2%
4.	North Carolina	6.1%	9.	Ohio	3.1%
5.	California	5.2%	10.	Tennessee	3.1%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2009	1.0%	20	386,000	2015	2.5%	19	463,000
2010	2.8%	40	405,000	2016	1.9%	15	287,000
2011	2.0%	20	333,000	2017	4.4%	26	751,000
2012	3.5%	34	525,000	2018	2.9%	24	418,000
2013	4.5%	38	842,000	2019	4.2%	41	656,000
2014	4.2%	36	523,000	Thereafter	66.1%	659	5,139,000

(1)	Based on annual base rent of $219,326,000, which is the annualized base rent for all leases in place as of December 31, 2008.
(2)	Based on annual base rent of $196,739,000, which is the annualized base rent for all leases in place as of December 31, 2007.
(3)	Square feet.